UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007 (May 9, 2007)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 9, 2007, the registrant, through it’s main operating subsidiary, Mid-America Apartments, L.P. (“Mid-America”), entered into an agreement with Fannie Mae to establish a joint venture, of which Mid-America will be a 1/3rd owner and Fannie Mae will be a 2/3rd owner. The joint venture, Mid-America Multifamily Fund I, LLC, will allow for the acquisition of $500 million of multifamily apartment communities to be invested over a three-year period, with an expected total equity contribution by Mid-America of approximately $60 million. Mid-America will receive a management fee of 4% of revenues, an asset management fee of 1% on equity invested and a promote fee for investment returns above 10%.

The foregoing description of the joint venture agreement does not purport to be complete and is qualified in its entirety by the terms of the Limited Liability Company Agreement.

Both the registrant and Mid-America are party to ongoing credit facility arrangements with Fannie Mae. At March 31, 2007, approximately 70% of the registrant’s outstanding debt obligations were borrowed through facilities with/or credit enhanced by Fannie Mae.

ITEM 8.01 Other Events

On May 9, 2007, the registrant issued a press release announcing it had established a joint venture. A copy of the release is furnished as Exhibit 99.1 to this Current Report.
ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release Dated May 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: May 9, 2007	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)